UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☐	Soliciting Material Pursuant to §240.14a-12

CAMCO FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTE INFORMATION
VOTE REQUIRED
PROPOSAL 1 — ELECTION OF DIRECTORS
INCUMBENT DIRECTORS
BOARD LEADERSHIP STRUCTURE
BOARD MEETINGS, COMMITTEES, RISK OVERSIGHT AND COMPENSATION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PERSON TRANSACTIONS
PROPOSAL 2 — APPROVAL OF INCREASE OF AUTHORIZED SHARES
AUDIT AND RISK MANAGEMENT COMMITTEE REPORT
PROPOSAL 3 — RATIFICATION OF SELECTION OF AUDITORS
AUDIT FEES
PROPOSALS OF STOCKHOLDERS AND COMMUNICATION WITH THE BOARD

CAMCO FINANCIAL CORPORATION
814 Wheeling Avenue
Cambridge, Ohio 43725
(740) 435-2020
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The 2011 Annual Meeting of Stockholders of Camco Financial Corporation (“Camco”) will be held at the Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 24, 2011, at 3:00 p.m., local time (the “Annual Meeting”), for the following purposes:
1.	To re-elect three directors of Camco for terms expiring in 2014;
2.	To amend Camco’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 14,900,000 to 24,900,000;
3.	To ratify the selection of Plante & Moran, PLLC, as our independent public registered accounting firm for the 2011 fiscal year; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
Only Camco stockholders of record at the close of business on April 8, 2011, will be entitled to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD OR VOTE OVER THE INTERNET OR BY TELEPHONE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Giving a proxy does not affect your right to vote in person in the event you attend the Annual Meeting. You have the option to revoke your proxy at any time prior to the Annual Meeting regardless of your voting method, or to vote your shares personally on request if you attend the meeting.

By Order of the Board of Directors

April _____, 2011	Sharon K. Chorey, Asst. Corporate Secretary

CAMCO FINANCIAL CORPORATION
814 Wheeling Avenue
Cambridge, Ohio 43725
(740) 435-2020
PROXY STATEMENT
PROXIES
The Board of Directors of Camco Financial Corporation (“Camco”) is soliciting proxies in the form accompanying this Proxy Statement for use at the 2011 Annual Meeting of Stockholders of Camco to be held at the Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 24, 2011, at 3:00 p.m., local time, and at any adjournments thereof (the “Annual Meeting”). Only stockholders of record as of the close of business on April 8, 2011 (the “Voting Record Date”), are entitled to vote at the Annual Meeting. Each such stockholder will be entitled to cast one vote for each share owned. As of the Voting Record Date, there were 7,205,595 votes entitled to be cast at the Annual Meeting.
Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:
FOR the re-election of Andrew S. Dix, Carson K. Miller and Jeffrey T. Tucker, as directors of Camco for terms expiring in 2014;
FOR the amendment of Camco’s Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 14,900,000 to 24,900,000; and
FOR the ratification of the selection of Plante & Moran, PLLC (“Plante Moran”) as our independent registered public accounting firm for the 2011 fiscal year.
The directors, officers and other employees of Camco may solicit proxies in person or by telephone or mail only for use at the Annual Meeting. The cost of soliciting proxies will be borne by Camco. Further, Camco has retained Alliance Advisors, a proxy solicitation firm, to assist in soliciting proxies. Camco anticipates that the costs of Alliance Advisors’ services will be approximately $6,500, plus reasonable expenses.
Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of Camco at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to Camco at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person.
This Proxy Statement is first being mailed to stockholders of Camco on or about April _____, 2011.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2011
This Proxy Statement, the Form 10-K for the year ended December 31, 2010 and the 2010 Annual Report to Stockholders are available at www.cfpproxy.com/3852.

VOTE INFORMATION
Who can vote at the Annual Meeting?
Only record holders of common stock at the close of business on the Voting Record Date are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Voting Record Date, there were 7,205,595 common shares outstanding and entitled to vote. The common shares are the only shares entitled to vote at the Annual Meeting.
Each stockholder is entitled to one vote for each common share held on the Voting Record Date.
How do I vote?
If you are a stockholder of record (that is, if your common stock is registered with Camco in your own name), your shares may be voted by one of the following methods:
•	returning the enclosed proxy card;

•	submitting a proxy by telephone;

•	submitting a proxy over the Internet; or

•	voting in person at the Annual Meeting.
Returning a Proxy Card. You may submit a proxy by completing the enclosed proxy card as instructed and mailing it back in the envelope provided or bringing it with you to the Annual Meeting.
Submitting a Proxy by Telephone or via the Internet. If you are a stockholder of record, you may submit a proxy by telephone by following the instructions included with your proxy card. The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. Also, if you submit a proxy by telephone and later decide to attend the Annual Meeting, you may revoke your previously submitted proxy and vote in person at the Annual Meeting. The deadline for submitting a proxy by telephone as a stockholder of record is 3:00 a.m. on May 24, 2011.
Voting in Person. If you attend the Annual Meeting and are a stockholder of record, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting. If your stock is held in street name, you will need a proxy from your nominee in order to vote in person.
Submitting Voting Instructions for Common Shares held in Street Name. If you hold your common shares in “street name” and your nominee participates in a program that allows you to submit voting instructions by telephone or via the Internet, the form your nominee sent you will provide details for submitting your voting instructions by telephone or via the Internet. Please consult the form provided by your nominee for information about the deadline for submitting your voting instructions by telephone or via the Internet.
If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the stockholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Camco that your nominee holds for you in accordance with your instructions.
If you hold your shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on the Voting Record Date.

How will my shares be voted?
Those shares represented by a properly executed proxy card that is received prior to the Annual Meeting or by properly authenticated telephone or Internet votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy by telephone or Internet, but do not complete the voting instructions, your proxy will vote your shares as recommended by the Board of Directors, except in the case of broker non-votes, as follows:
•	“FOR” the re-election of Camco’s nominees identified below under the heading “PROPOSAL 1 — ELECTION OF DIRECTORS”;

•	“FOR” the amendment to Camco’s Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 14,900,000 to 24,900,000; and

•	“FOR” the ratification of the appointment of Plante Moran as Camco’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
How do I change or revoke my proxy?
Stockholders who submit proxies retain the right to revoke them at any time before they are exercised at the Annual Meeting. Unless revoked, the shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to Camco in writing, by using the toll-free telephone number or Internet site stated on the proxy card prior to the deadline for transmitting proxies by telephone or Internet, or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you hold your shares in “street name” and instructed your broker, financial institution or other nominee to vote your shares and you would like to revoke or change your vote, then you must follow the instructions of your nominee.
If I vote in advance, can I still attend the Annual Meeting?
Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your proxy by telephone or Internet, so that your shares will be represented at the Annual Meeting. However, appointing a proxy does not affect your right to attend the Annual Meeting.
What constitutes a quorum?
Under Camco’s Bylaws, a quorum is a majority of the voting shares of Camco outstanding and entitled to vote at the Annual Meeting. The common shares are the only shares of Camco capital stock entitled to vote at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 7,205,595 common shares outstanding and entitled to vote on the Voting Record Date. A majority of the outstanding common shares, or 3,602,798 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
VOTE REQUIRED
Election of Directors
Under Delaware law and Camco’s Bylaws, the three nominees receiving the greatest number of votes will be elected as directors. Abstentions, shares not voted by brokers, and votes withheld are not counted toward the election of directors. Stockholders are not permitted to cumulate votes in the election of directors. If the enclosed proxy card is signed and dated, but no vote is specified, the shares held by such stockholder will be voted FOR the three nominees, unless the proxy is considered a broker non-vote. Broker non-votes will count towards a quorum, but will not count toward the election of directors.

Amendment of Certificate of Incorporation
The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to amend Camco’s Restated Certificate of Incorporation. The effect of an abstention or a broker non-vote with respect to the amendment of the Certificate of Incorporation is the same as a vote against the amendment. If the accompanying Proxy is signed and dated by the stockholder, but no vote is specified, the shares will be voted FOR the amendment to the Certificate of Incorporation, unless the proxy is considered a broker non-vote.
Ratification of Selection of Auditors
The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Plante Moran as the auditors of Camco for the current fiscal year. The effect of an abstention with respect to the ratification of the selection of auditors is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the stockholder, but no vote is specified, the shares will be voted FOR the ratification of the selection of Plante Moran as auditors.
PROPOSAL 1 — ELECTION OF DIRECTORS
The Board of Directors proposes the re-election of the following persons to terms that will expire in 2014:

			Director
Name	Age	Position(s) held	Since

Andrew S. Dix	38	Director	2007
Carson K. Miller	65	Director	2002
Jeffrey T. Tucker	53	Lead Independent Director	1988
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THREE NOMINEES LISTED ABOVE.
Andrew S. Dix is the publisher of The Daily Jeffersonian in Cambridge, Ohio, where he has worked since 2006 when he was hired as assistant publisher. Prior to joining The Daily Jeffersonian, he was the Advertising Director for The Alliance Review from 1998 to 2006. As a resident of New Concord, Ohio and publisher of the local newspaper, Mr. Dix brings valuable leadership and management skills to the Board as well as providing key relationships to and insights about Camco’s market areas.
Carson K. Miller has been the owner of Carson Miller Rare Coins & Currency, an Internet-based business, since 2002. Dr. Miller retired in 2002 as President Emeritus and founding President of Washington State Community College in Marietta, Ohio, a position he had held since 1985. He was responsible for the development, financing, construction, and staffing of the college campus that now serves southeast Ohio and northern West Virginia. During his tenure, Dr. Miller expanded the college’s enrollment to nearly 3,000 students enrolled in technical and lower division baccalaureate programs. The campus also developed opportunities in bachelor and master degree programs. He also has industrial experience as a technician and engineer with the Timken Company, Canton, OH, and served in the United States Air Force from 1969 to 1973. This broad experience brings valuable executive leadership and decision making skills to the Board.
Jeffrey T. Tucker is a Certified Public Accountant and sole member of the accounting firm Tucker & Tucker CPAs, LLC, Cambridge, Ohio, a position he has held since 1984. Mr. Tucker was named Lead Independent Director in February 2009. Mr. Tucker brings significant financial expertise and business knowledge to the Board, both through his business experience and his professional certifications. His extensive financial experience and background are also invaluable as Lead Independent Director and chairman of the Corporate Governance Committee.

In accordance with Section 3.13 of the Bylaws, nominees for election as directors may be proposed only by the directors or by a stockholder. Camco’s Corporate Governance and Nominating Committee recommended to Camco’s Board of Directors this year’s director nominees. The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. Additionally, the Board takes into consideration geographic identity in areas served by Camco’s banking divisions and the willingness to represent Camco in a member’s community so as to develop business opportunities. The Committee wants to ensure that each member will have access to and contacts with key business groups, communities, and individuals and is willing to and has financial wherewithal to own the requisite shares of Camco stock in accordance with the Corporate Governance and Nominating Policy. The Board strives to represent a mix of members who enhance the diversity of knowledge, background, skills and experiences on the Board. However, the committee retains the right to modify these minimum qualifications from time to time. The committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the committee reviews such director’s overall service to Camco during his or her term, including the number of meetings attended, level of participation, quality of performance and any transactions of such director with Camco during his or her term. If the committee chooses to evaluate new director candidates, the committee uses its network of contacts to compile a list of potential candidates. Then, the committee determines whether such candidates are independent, which determination is based upon applicable securities laws, the rules and regulations of the Securities and Exchange Commission, Nasdaq rules and the advice of counsel, if necessary. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates.
The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, provided that the stockholder is entitled to vote for directors and has submitted a written nomination to the Secretary of Camco by the 60th day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors. Each written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been owned. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a stockholder. Camco did not receive any stockholder nominees for director for this Annual Meeting.
Camco has not implemented a formal policy regarding director attendance at the annual meeting of stockholders. Typically, the Board of Directors holds a meeting immediately prior to the annual meeting of stockholders, which results in most directors being able to attend the annual meeting. In 2010, all directors except Mr. Mock attended the annual meeting of stockholders.
INCUMBENT DIRECTORS
The following directors will continue to serve after the Annual Meeting for the terms indicated:

			Director	Term
Name	Age	Position(s) held	Since	Expires

James D. Douglas	62	Director	2010	2012
Terry A. Feick	61	Director	2000	2013
Edward D. Goodyear	63	Director	2006	2013
James E. Huston	49	Chairman, CEO, and President	2008	2012
Douglas F. Mock	55	Director	2005	2012
J. Timothy Young	64	Director	2005	2013

James D. Douglas was appointed to the Camco Board in October 2010 to fill a newly-created vacancy. Mr. Douglas is the President of JRC Advisor Services, LLC in Westerville, Ohio, a consulting services company he formed that focuses on transportation/logistics activities as well as management development and other general management issues. He has been President of JRC Advisor Services, LLC since 2004. Prior to establishing JRC Advisor Services, LLC, he was employed in various operating and financial positions for over 35 years in the transportation and logistics industry including over 25 years with Union Pacific Corporation and most recently with Gemini Air Cargo and World Airways, Inc. Mr. Douglas has a Bachelor of Business Administration degree from the University of Iowa and graduated from the Advanced Management Program at Harvard University in 1990. He has actively served on the Business Advisory Committee and the Professional Accounting Council of the University of Iowa. He also served on the Board of Directors of Best Transport, Inc., Worthington, Ohio, from 2005 through 2007 and the Board of Trustees of Mary Baldwin College, Staunton, Virginia, from 1996 through 2000. This experience brings valuable management, financial and general business knowledge to the Board of Directors, as well as the Audit and Compensation Committee.
Terry A. Feick retired as the Superintendent of Schools for the Washington Court House City Schools in Ohio in December 2001, a position he had held since 1991. As superintendent, Mr. Feick supervised overall operations of a school district with 2,400 students and approximately 350 employees with an operating budget of $20.0 million. Mr. Feick was interim Principal at Belle Aire School in Washington Court House, Ohio from August 2007 through December 2008. Mr. Feick’s community connections enable the Board to better serve its constituencies. Additionally, Mr. Feick served on the Board of Directors for First Federal in Washington Court House, a predecessor to Advantage Bank, beginning in 1993 and served as the Board Chair during 1999 and 2000. Mr. Feick’s leadership and quality insights have allowed him to help guide Camco in his role as a director.
Edward D. Goodyear is a Certified Public Accountant and retired in October 2008 as the Treasurer of The Dispatch Printing Company, publisher of the Columbus Dispatch, Columbus, Ohio, a position he had held since 1999. Currently, he is a self-employed farm consultant and manager performing services in London, Ohio. Mr. Goodyear previously served as a director of The Citizens Bank of London from 1984 through 2004 when it was acquired by Camco, and was Chairman of its Audit Committee. His extensive financial experience and expertise and background through his business experience and his professional certifications are invaluable as chairman of the Audit and Risk Management Committee. He provides valuable financial guidance to the Board in evaluating Camco’s historical and future performance.
James E. Huston was named Chief Executive Officer, President and Chairman of the Board on December 31, 2008. Mr. Huston worked as an independent consultant for financial institutions from July 2006 through December 2008, including for Camco from September 2008 through December 2008. From February 2006 until July 2006, Mr. Huston served as the interim Chief Financial Officer for the Federal Home Loan Bank of Des Moines. Mr. Huston was employed by First Consumers National Bank in Portland, Oregon, from November 2001 until November 2005, serving as the Chief Executive Officer from March 2002 until November 2005. Mr. Huston served as Executive Vice President and Chief Financial Officer of Aames Financial Corporation, Los Angeles, California, from August 2000 to November 2001. He was employed by Bank One Corporation, Columbus, Ohio from 1992 to 2000 where he held several executive positions, including Senior Vice President and Chief Financial Officer, Bank One Consumer Financial Services from May 1997 to August 2000. Mr. Huston’s role as President and Chief Executive Officer of Camco provides him with intimate knowledge of the organization and its operations through his day-to-day management. In addition, Mr. Huston has served as an independent consultant, CFO, CEO, and EVP at various financial institutions. This extensive experience and banking knowledge allow him to provide valuable perspective to the Board of Directors in the areas of finance, audit, accounting and regulatory and strategic issues relating to all aspects of Camco’s business.
Douglas F. Mock is president of Mock Woodworking Co. and The March Company, Zanesville, Ohio, positions he has held since 1983 and 2003, respectively. Mr. Mock has 27 years experience in managing and operating businesses. He has brought those leadership skills to Camco and provides perspective to the Board on business and management matters.
J. Timothy Young, a Certified Financial Planner, is the Senior Vice President of Hamilton Capital Management, Inc., Columbus, Ohio, a position he has held since 2003. From 2000 to 2003, Mr. Young was self-employed as an attorney and consultant representing individuals and businesses. Mr. Young’s experience managing segments of business operations and advising companies on strategic financial issues, allow him to provide an important perspective and structured operational experience to the Board.
On November 18, 2010, the Board of Directors accepted the resignation of Paul D. Leake as a director, effective at the close of business on November 21, 2010. Mr. Leake tendered his resignation because he reached Camco’s mandatory retirement age of 70 prior to the December Board meeting.

The members of the Board of Advantage Bank, each of whom is also a director of Camco, entered into a consent agreement (“Consent Order”) with the Federal Deposit Insurance Corporation (“FDIC”) and the State of Ohio, Division of Financial Institutions (“Ohio Division”) that provided for the issuance of an order by the FDIC and the Ohio Division, which order was executed by the FDIC and Ohio Division on July 31, 2009. While neither Advantage Bank nor its officers or directors admitted or denied any wrongdoing, each of the Camco directors is a party to the Consent Order except for Mr. Douglas who was appointed to the Board in 2010.
BOARD LEADERSHIP STRUCTURE
Board Leadership Structure
Under the current structure, the Chief Executive Officer also serves as the chairperson of Camco. The Board believes this arrangement is optimal because of the level of involvement and knowledge that the Chief Executive Officer possesses. Through his dual role, Mr. Huston is able to effectively lead Board discussions and meetings and keep the independent directors well-informed of the current operations of Camco. The Board also recognizes its duty to provide oversight to management and has created the position of Lead Independent Director. As the Lead Independent Director, Mr. Tucker has the following additional responsibilities:
•
Advise the chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not unduly interfering with the flow of Camco’s operations.

•	Provide the chairperson with input regarding the agenda for Board meetings and represent independent directors in pre-Board meeting reviews.
•
Advise the chairperson regarding the quality, quantity and timeliness of the flow of information from Camco management that is necessary for the independent directors to effectively and responsibly perform their duties; recognizing that management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material.

•	As necessary and appropriate, recommend to the chairperson the retention of consultants who report directly to the Board.
•
Coordinate and develop the agenda for, and preside at, executive sessions of the Board’s independent directors; act as principal liaison between the independent directors and the chairperson on sensitive issues.

•
Evaluate annually, with input from all members and in coordination with the Compensation Committee, the CEO’s performance; meet annually with the CEO to discuss such evaluation; conduct a semi-annual evaluation update of the CEO’s performance and report all discussions to the Board.

•	Confer with the chairperson regarding the selection of committee chairs and members.
BOARD MEETINGS, COMMITTEES, RISK OVERSIGHT AND COMPENSATION OF DIRECTORS
The Board of Directors of Camco met thirteen times for regularly scheduled meetings, including Camco’s annual strategic planning session with management where strategies and risk factors are discussed, and held 11 telephonic meetings during the year ended December 31, 2010. Each director attended at least 75% of the aggregate of the total number of the Board of Directors’ meetings and the total number of meetings held by committees on which such director served during 2010. The Board has determined that each director is independent under Rule 5605(a)(2) of Nasdaq’s listing rules, except Mr. Huston.
Camco’s Compensation, Audit and Risk Management, and Corporate Governance and Nominating Committees, each of which are described below, operate pursuant to written charters, which are posted on Camco’s website at www.camcofinancial.com.

Compensation Committee
The Board of Directors of Camco has a Compensation Committee whose 2010 members were Messrs. Dix, Feick, Miller and Mock and 2011 members are Messrs. Dix, Douglas, Feick, Miller and Mock. The Compensation Committee reviews and approves the compensation of the Named Executive Officers (as defined below), other than the Chief Executive Officer’s compensation which is approved by the full Board of Directors. The Committee reviews performance appraisals conducted by the Chief Executive Officer of the Named Executive Officers, other than the Chief Executive Officer. The Compensation Committee’s other responsibilities include recommending the compensation to be paid to directors of Camco and its subsidiaries each year.
The Compensation Committee frequently requests the Chief Executive Officer be present at Committee meetings to discuss Camco’s performance and the performance of individual executives. Occasionally, other executives may attend a Committee meeting to provide other information. Executives in attendance may provide their insights and suggestions, but only Compensation Committee members may vote on decisions regarding executive compensation. The Committee meets to discuss matters related to the performance and compensation of the Chief Executive Officer without the Chief Executive Officer present. The Compensation Committee met seven times during 2010 and had three telephonic conference calls.
Each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of Nasdaq, is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.
Audit and Risk Management Committee
The Board of Directors of Camco has an Audit and Risk Management Committee whose 2010 and 2011 members are Messrs. Dix, Douglas, Goodyear and Young. The Board of Directors has determined that Mr. Goodyear qualifies as an audit committee financial expert and is independent. The Audit and Risk Management Committee’s responsibilities include selecting an independent registered public accounting firm to audit Camco and its subsidiaries, overseeing the audit of Camco’s financial statements, and evaluating the accounting firm’s performance. This Committee also reviews and approves internal audit services, plans, budget, activities, staffing and organizational structure of the internal audit function as well as its effectiveness.
Camco has a robust enterprise risk management program, which is under the oversight of the Audit and Risk Management Committee. This program identifies the primary risks to Camco’s business, provides interim updates of those risks to the Board and periodically monitors and evaluates the primary risks associated with particular business units and functions. The chairperson of management’s Risk Management Committee presents the inherent risk, trends, risk mitigation status and residual risk quarterly to the Board’s Audit and Risk Management Committee for the following risk areas: liquidity, interest rate risk, credit, compliance, operational, reputational, strategic and legal. The Audit and Risk Management Committee ensures management is efficiently and effectively identifying, reporting and monitoring significant risk of Camco. This information is also received by the full Board.
The Audit and Risk Management Committee is also responsible for selecting and retaining a third party to perform loan review. The Committee reviews and discusses with management loan reports received and ensures that Camco has a comprehensive policy on loan review. Additionally, the Audit and Risk Management Committee reviews the procedures for the receipt, retention, and treatment of complaints received by Camco regarding accounting, auditing and other matters that may be submitted by any party internal or external to the organization. This Committee reviews procedures for the confidential, anonymous submission by employees of the organization of concerns regarding questionable accounting, auditing or other matters.
A more detailed description of the Audit and Risk Management Committee’s functions is set forth in its charter. The Audit and Risk Management Committee met seven times during 2010 and had eight telephonic conference calls.

Corporate Governance and Nominating Committee
The Board of Directors of Camco has a Corporate Governance and Nominating Committee whose 2010 and 2011 members are Messrs. Douglas, Feick, Tucker and Young. The Corporate Governance and Nominating Committee provides a forum for independent directors to address issues of corporate governance, including the selection of nominees for director, and guides the Board in managing its affairs and operating in a manner that best serves Camco’s stockholders. The Corporate Governance and Nominating Committee met four times during 2010.
Executive Committee
The Board of Directors of Camco has an Executive Committee whose 2010 members were Messrs. Feick, Goodyear, Huston and Tucker and 2011 members are Messrs. Douglas, Goodyear, Huston and Tucker. The Executive Committee provides a forum for exercising the power and authority of the Board of Directors when the Board is not in session, subject to certain limitations. The Executive Committee did not meet during 2010.
Compliance Oversight Committee
The Board of Directors of Camco believes that overseeing how management controls current high risk areas is one of its most important functions. The Board created a Compliance Oversight Committee (which includes all Board members) to monitor the progress of compliance with regulatory orders and exam comments. The Compliance Oversight Committee met 12 times during 2010.
Director Compensation
During 2010, each non-employee director of Camco received a retainer of $5,000 for service on the Board of Camco and $416.67 for each Board meeting attended, with one paid absence per year, up to a total of 12 paid meetings. Each director of Camco is also a director of Advantage Bank. During 2010, each non-employee director received a retainer of $6,000 for service on the Board of Advantage Bank and $500 per Board meeting attended, with one paid absence per year, up to a total of 12 paid meetings. The Lead Independent Director also receives an additional $3,000 per year paid semi-annually by each of Camco and Advantage Bank for additional duties performed. In addition, non-employee directors received a fee of $300 for each scheduled committee meeting attended. The chair of each committee received an additional fee of $200 or $300 per meeting. Meeting fees are not paid for telephonic meetings or conference calls. Camco does not pay fees to directors who are also employees.
The total compensation paid to each non-employee director is set forth in the table below:

Fees Earned Or
Name	Paid in Cash(1)
Mr. Dix	$26,100
Mr. Douglas (2)	6,100
Mr. Feick	26,000
Mr. Goodyear	26,700
Mr. Leake (2)	22,783
Mr. Miller	23,383
Mr. Mock	24,000
Mr. Tucker	33,600
Mr. Young	25,800

(1)
Each of the following directors contributed a portion of his fees received to the Director Deferred Compensation Plan. These deferred fees were as follows: Mr. Dix - $26,100; Messrs. Feick and Goodyear — $11,000; Mr. Douglas $2,750; Mr. Mock — $24,000; Mr. Tucker $18,500; and Mr. Young $12,900. Deferred fees are invested in Camco stock that is purchased and held by the Director Deferred Compensation Plan.

(2)	Mr. Douglas was appointed to fill a newly-created vacancy in October 2010. Mr. Leake retired as a director in November 2010.
Director Stock Ownership Requirements
In accordance with Section 3.13 of the Bylaws, a director must own at least 1,000 shares of Camco’s stock during his or her first year of service on the Board. The Board believes that each director who has served on the Board for at least five years should, at a minimum, own 5,000 shares of Camco stock or have invested $75,000 in Camco stock, and maintain this minimum investment throughout his or her service on the Board.

EXECUTIVE OFFICERS
The following information is supplied for certain executive officers of Camco and Advantage Bank who do not serve on Camco’s Board of Directors.
David S. Caldwell, 48, has served as the Senior Vice President in charge of retail banking and financial services of Advantage Bank since December 2001. From July 2001 through December 2001, Mr. Caldwell served as Division President of the Cambridge Division of Advantage Bank. Mr. Caldwell joined Camco in September 2000 and previously served as President and Chief Executive Officer of Westwood Homestead Savings Bank in Cincinnati, Ohio. Prior to joining Westwood Homestead Savings Bank, Mr. Caldwell served for three years as a Senior Vice President of Central Carolina Bank & Trust, Durham, North Carolina.
Laurence S. Christ, 56, has served as Senior Vice President in charge of credit services of Advantage Bank since April 2009. Mr. Christ was with Merrill Lynch Commercial Finance Corporation in Chicago, Illinois from July 2006 through March 2009 as Director of Investment Real Estate Lending. Previously, he was Vice President, Chief Credit Officer (Central Ohio) for Fifth Third Bank in Columbus, Ohio from December 2001 through January 2006 and with Bank One in Columbus, Ohio from October, 1998 through November 2001 ending as Vice President, Credit Approval Officer. He began his commercial banking career in 1982 with Texas Commerce Bank in Houston, Texas.
Troy D. Greenwalt, 45, has served as Senior Vice President in charge of commercial banking of Advantage Bank since March 2009. Mr. Greenwalt has 22 years of banking experience that includes retail management, operations, sales and training for consumer and commercial lending. Prior to joining Advantage Bank, Mr. Greenwalt was Vice President Director of Banking and Team Leader for Merrill Lynch from August 2006 until March 2009. His prior experience includes serving as senior Vice President Assistant Marketing Manager and Vice President Senior Sales Executive with Huntington National Bank, Columbus, Ohio from January 1995 until July 2006.
Kristina K. Tipton, 46, has served as the Vice President, Principal Accounting Officer of Camco and Advantage Bank since May 2008. Previously, Mrs. Tipton served as Vice President of Advantage Bank and the Corporate Controller of Camco Financial Corporation from January 2006 to May 2008. Prior to January 2006, Mrs. Tipton served as AVP Corporate Controller and Assistant Corporate Controller, and was initially hired in July 1999 as Senior Staff Accountant. Other prior accounting experience in Mrs. Tipton’s 23 years includes serving as Treasurer of Caldwell Savings & Loan and Accounting Assistant at Detroit Diesel Remanufacturing — East.
Edward A. Wright, 49, has served as the Senior Vice President in charge of operations and information services of Advantage Bank since May 2001. Mr. Wright joined Cambridge Savings Bank in 1984 and served as Vice President and Chief Operating Officer of Cambridge Savings Bank from May 1998 until May 2001.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth the compensation for the CEO and Camco’s other two most highly compensated executive officers who received total compensation in excess of $100,000 during 2010 for services rendered to Camco and its subsidiaries (the “Named Executive Officers”):

					Non-Equity
					Incentive	All
			Stock	Option	Plan	Other
Name & Principal		Salary	Awards	Awards(1)	Compensation(2)	Compensation(3)	Total
Position	Year	($)	($)	($)	($)	($)	($)
James E. Huston	2010	300,900	—	138,553	148,954	25,871	614,278
President, CEO and	2009	295,000	125,000	109,500	309,750	21,874	861,124
Chairman
David S. Caldwell	2010	146,982	—	10,896	11,783	15,644	185,305
SVP, Retail Banking	2009	144,100	—	—	21,687	16,765	218,876
Troy D. Greenwalt (4)	2010	142,100	—	14,074	15,218	5,322	176,714
SVP, Commercial Lending	2009	110,385	—	—	15,802	2,847	129,034

(1)
The amounts reflect the dollar amount recognized for financial statement reporting purposes during the life of the option for the fair value of the award. Assumptions used in the calculation of these amounts are discussed in “Note M — Benefit Plans — Stock Option Plans” to Camco’s audited financial statements for the fiscal year ended December 31, 2010, which are included in Camco’s Annual Report on Form 10-K for the same period.

(2)
The calculation of the cash portion of the 2010 performance-based incentive plan earned by the Named Executive Officers is set forth above. The values represent the award earned in the respective fiscal year although it is paid in the early part of the following year.

(3)	The amounts listed include the benefits and perquisites in the table following the footnotes.

(4)	Mr. Greenwalt was hired on March 18, 2009.

	401(k)
	Matching	Car	Club	Split Dollar
Name	Contribution	Allowance	Dues	Life Insurance	Other	Total
James E. Huston	12,036	4,709	7,926	—	1,200	25,871
David S. Caldwell	5,879	5,369	2,991	205	1,200	15,644
Troy D. Greenwalt	2,842	1,280	—	—	1,200	5,322
2010 Performance-Based Incentive Award Plan
Camco uses annual cash and equity incentives to focus attention on current strategic priorities and drive achievement of corporate objectives. Incentive plan awards for the Named Executive Officers are based on the achievement of corporate performance objectives which are established annually by Camco’s Compensation Committee and approved by the Board (excluding Mr. Huston).
The Compensation Committee set specific threshold, target and maximum dollar amounts and weightings for each of the corporate goals, including pre-tax earnings and levels of classified assets and non-performing loans. For Mr. Caldwell, there were additional criteria of budget and loan and deposit balances. If the threshold is not met for a particular goal, no award is paid for that goal.

The amounts listed under “Non-Equity Incentive Plan Compensation” represent cash awards that were made to the Named Executive Officers based on Camco’s results in 2010. The amounts were based on the extent to which the 2010 corporate goals were accomplished.
Outstanding Equity Awards At Fiscal Year-End
The following table details unexercised stock option awards for the Named Executive Officers at December 31, 2010.

	Option Awards					Stock Awards
			Number Of Securities			Number of		Market Value
	Number Of Securities		Underlying			Shares of		of Shares of
	Underlying Unexercised		Unexercised	Option	Option	Stock That		Stock That
	Options (#)		Options (#)	Exercise	Expiration	Have Not		Have Not
Name	Exercisable (1)		Unexercisable (1)	Price($)	Date	Vested (#)		Vested ($)
James E. Huston	75,000	(2)	—	$2.50	1/23/19	37,500	(3)	54,750
	32,908		131,633	$2.51	2/25/20
David S. Caldwell	2,500		—	$11.36	11/20/11
	4,851		—	$16.13	01/22/13
	1,426		—	$17.17	01/27/14
	3,100		—	$16.51	01/27/15
	4,697		—	$14.10	02/01/16
	966		242	$12.35	01/23/17
	1,624		1,083	$8.92	01/22/18
	2,290		9,163	$2.51	2/25/20
Troy D. Greenwalt	1,669		6,676	$2.51	2/25/20

(1)	Unless otherwise noted, all grants vest 20% immediately and 20% in each of the following four years.

(2)	Options are immediately exercisable on grant date.

(3)	Shares granted vest in four equal annual installments beginning on January 23, 2010.
Pension Benefits
The following table details post-retirement pension benefit plans for certain of the Named Executive Officers who have salary continuation agreements with Camco.

		Present Value of
		Accumulated Benefit
Name	Plan Name	($)(1)
James E. Huston	Salary Continuation Agreement	79,397
David S. Caldwell	2002 Salary Continuation Agreement	225,973

(1)	The present value of the accumulated benefit for each officer is the accrual balance as of December 31, 2010, determined using a discount rate of 6.00%.
Under the Salary Continuation Agreement with Mr. Huston, upon (i) termination of employment after Mr. Huston reaches age 65, (ii) an involuntary termination of employment by Camco (iii) termination of employment following a Change in Control, or (iv) termination of employment following Mr. Huston’s death, he will receive $20,000 annually, divided into 12 monthly payments, for 15 years. If Mr. Huston’s employment is otherwise terminated before he reaches age 65, except for cause, he will receive a pro-rated amount of the annual benefit; $8,000 as of December 31, 2010. If Mr. Huston’s employment is terminated for “Just Cause,” as defined in his employment agreement, he will receive no benefit under the Salary Continuation Agreement.

Under the 2002 Salary Continuation Agreement with Mr. Caldwell, upon termination of employment after Mr. Caldwell reaches age 65 or termination following Mr. Caldwell’s death, he will receive $140,900 annually, divided into 12 monthly payments, for 15 years. If Mr. Caldwell’s employment is terminated before he reaches age 65 following a disability or change of control, as those terms are defined in his Salary Continuation Agreement, he will receive a pro-rated amount of the annual benefit; $22,769 as of December 31, 2010. If Mr. Caldwell’s employment is otherwise terminated before he reaches age 65, except for cause, he will receive a pro-rated amount of the annual benefit; $18,215 as of December 31, 2010. If Mr. Caldwell’s employment is terminated for cause, as defined in his Salary Continuation Agreement, he will receive no benefits.
Non-qualified Deferred Compensation
Mr. Caldwell is the only Named Executive Officer who has entered into an Executive Deferred Compensation Agreement under which he may elect to defer annually a stated maximum amount of his salary and cash incentives until a specified date or until he is no longer employed by Camco. The maximum annual amount of deferral permitted for Mr. Caldwell is $25,000. Interest is credited on the deferral amounts at an annual rate equal to 75% of Camco’s ROAE rate for the preceding year, not to exceed an ROAE of 20%. There was no interest credited for 2010 as Camco’s 2009 ROAE was negative. Camco does not make any contributions to his deferred account.
Other Compensation
The Named Executive Officers are eligible to participate in Camco’s broad-based employee benefit plans, such as medical, disability and term life insurance programs. Camco believes these benefits are reasonable and helps enable Camco to attract and retain employees for key positions.
Due to the geographic distance between Camco’s office locations, Camco determined it would be beneficial to provide certain Named Executive Officers either a company car or a car allowance. Camco provides a company car for Messrs. Huston, Caldwell and Greenwalt. Camco provided a car allowance to Mr. Caldwell prior to August 2010 when a company car was provided. Camco also pays for country club dues for all Named Executive Officers, and paid for an additional club membership for Mr. Huston.
Flexible payment universal life insurance policies, which are carried on the books of Camco as tax-free earning assets and provide Camco with cost recovery of the benefit provided, have been purchased on the lives of certain employees, including Mr. Caldwell. No other Named Executive Officer currently has such a policy. Upon the death of Mr. Caldwell, his beneficiary will receive two times his base salary for the 12 months preceding the month in which he dies, up to a maximum of $300,000. The current death benefit for Mr. Caldwell is $293,964.
EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
Camco entered into an employment agreement with Mr. Huston on December 31, 2008. The term of the Agreement provides for daily renewal so that the remaining unexpired term of the agreement is always 24 months. The term continues to renew until Camco gives Mr. Huston written notice of non-renewal. Then, the employment term ends on the date that is 24 months after the notice, unless the parties agree that the employment term ends on an earlier date. Each year through the employment term, the amount of Mr. Huston’s annual salary will be reviewed by the Board or a committee. The agreement provides for a base salary of not less than $295,000 and a performance review not less often than annually.
Under the agreement, Mr. Huston is entitled to participate in Camco cash and equity incentive plans which provide for the payment of certain bonuses upon the achievement of corporate performance objectives. His potential cash award will range from 0% to 150% of his base salary and he will be eligible to earn an equity award of options for shares equaling up to 200% of his base salary. The agreement also provides for the inclusion of Mr. Huston in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provides for vacation and sick leave.

Upon a termination of employment after a Change of Control (as defined in the agreement), Mr. Huston will be entitled to an amount equal to two times his “base amount” as such term is defined in Section 280G of the Internal Revenue Code, with an additional amount not to exceed .99 times the “base amount” that may be awarded at the discretion of the Camco Board. This payment may be reduced under certain conditions described in the agreement. In addition, upon a Change of Control, Mr. Huston will be entitled to continued health, life and disability insurance benefits until the earlier of 18 months or the date on which he is eligible to be included in another employer’s benefit plans.
If Camco terminates Mr. Huston because of a medically diagnosable condition, he will receive a lump sum payment equal to 50% of his current annual salary within 90 days following termination. At Mr. Huston’s expense, Camco shall provide health, life, and disability insurance benefits substantially equal to those being provided at the date of termination until the earlier of 18 months or the date on which he is employed full-time by another employer.
If Camco terminates Mr. Huston for other than Just Cause (as defined in the agreement) or a medically diagnosable condition and not in connection with a Change of Control, Camco will pay to Mr. Huston a lump sum equal to his then current annual salary for the number of months remaining in the agreement and provide him with health, life and disability insurance until the earliest of 18 months, the end of the term of the agreement or the date on which he is eligible to be included in another employer’s benefit plans.
During Mr. Huston’s employment and for a period of 24 months after his termination, Mr. Huston has agreed that he will not compete with Camco nor solicit any of its customers or employees.
Camco has change of control agreements with Mr. Caldwell and Mr. Greenwalt. Each agreement is for a term of one year, and provides for annual performance reviews by the Board of Directors, at which time the Board of Directors may extend the agreement for an additional one-year period. Under the agreements, if the officer is terminated by Camco for any reason other than just cause, within six months prior to a change of control, or within one year after a change of control, Camco will pay the officer (1) an amount equal to two times his annual compensation and (2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the second anniversary of the termination or (ii) the date the officer is included in another employer’s benefit plans. Camco defines annual compensation as base salary. The amounts that would have been payable at December 31, 2010 were: Mr. Caldwell — $293,964 and Mr. Greenwalt — $284,200. The officer is also entitled to payments if he voluntarily terminates his employment within twelve months following a change of control for good reason, which is defined in the agreements as: (1) the capacity or circumstances in which the officer is employed are changed (including, without limitation, a reduction in responsibilities or authority, or a reduction in salary); (2) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or (3) Camco otherwise breaches the agreement.
If Camco terminates any of the Named Executive Officers for Cause, Camco has no obligations to the executive after the date of termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table details beneficial owners of more than 5% of Camco’s common stock on the Voting Record Date:

	Amount and Nature
Name and Address	of Beneficial	Percent of
of Beneficial Owner	Ownership	Class(1)
Ryan Heslop	713,088	9.90%
Ariel Warszawski
Firefly Value Partners, LP
FVP GP, LLC
Firefly Management Company GP, LLC
FVP Master Fund, L.P.
FVP US-Q, LP c/o dms Corporate Services, Ltd. PO Box 1344 dms House 20 Genesis Close Grand Cayman, KY 1-1108 Cayman Islands(2)

(1)	Based on 7,205,595 outstanding shares on the Voting Record Date.

(2)
Based on a Schedule 13G/A filed on January 11, 2011, Ryan Heslop, Ariel Warszawski, Firefly Value Partners, LP, FVPGP, LLC and Firefly Management Company GP, LLC reported shared voting power and dispositive power with FVP Master Fund, L.P. for 713,088 shares.

The following table sets forth certain information regarding the number of shares of common stock of Camco beneficially owned by each incumbent director and nominee of Camco and by all directors and executive officers of Camco as a group as of the Voting Record Date:

	Sole voting	Shared voting	Percentage of
	and	and/or	shares
Name and address(1)	investment power(2)	investment power	outstanding
James E. Huston	211,098	200	2.85%
James D. Douglas	1,285	—	*
David S. Caldwell	38,613	11,062	*
Edward D. Goodyear	16,137	22,767	*
Troy D. Greenwalt	10,501	—	*
Jeffrey T. Tucker(3)	20,987	16,529	*
Terry A. Feick	5,742	22,175	*
Carson K. Miller	7,441	7,173	*
Douglas F. Mock	5,742	23,025	*
J. Timothy Young	942	11,111	*
Andrew S. Dix	19,663	—	*
All directors and executive officers as a group (14 persons)	374,752	138,929	6.73%

*	Less than 1% of the outstanding shares.

(1)	Each of the persons listed in this table may be contacted at the address of Camco, 814 Wheeling Avenue, Cambridge, Ohio 43725.

(2)
Includes the following number of shares that may be acquired upon the exercise of options: Mr. Caldwell — 25,980; Mr. Feick — 5,742; Mr. Greenwalt — 5,214; Mr. Huston — 159,289; Mr. Miller —5,742; Mr. Tucker — 5,742; and Mr. Young — 742.

(3)	Includes 4,306 shares in a revocable trust that Mr. Tucker has investment authority over. Mr. Tucker disclaims pecuniary beneficial interest in these shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires Camco’s executive officers and directors, and persons who own more than ten percent of Camco’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide Camco with a copy of such form. Based on Camco’s review of the copies of such forms it has received, Camco believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2010, except that Mr. Greenwalt filed one late Form 4 reporting one transaction and Mr. Douglas filed one late Form 3.
RELATED PERSON TRANSACTIONS
Some of the directors and executive officers of Camco have banking relationships with Advantage Bank. All loans made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Camco; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.
The Board of Directors reviews all related party transactions. All loans to directors and executive officers are approved by a majority of the independent directors even though such loans are not made on favorable terms. The Code of Ethics provides that if any director or executive officer has an interest in a transaction involving Camco, it must be reported to the Audit Committee. The Audit Committee will determine if a conflict exists and the disinterested directors will approve or disapprove the transaction.

PROPOSAL 2 — APPROVAL OF INCREASE OF AUTHORIZED SHARES
Background
The real estate market continues to create a very challenging environment for most financial institutions. In the first half of 2010, the homebuyer tax credit increased sales and temporarily propped up prices. However, bankruptcies, foreclosures and high unemployment have continued in Ohio and the oversupply of housing has continued to depress prices. We are diligently trying to manage delinquencies and work with our loan customers in order to reduce losses for them, as well as Camco.
Despite our efforts, nonperforming loans increased $9.8 million from December 31, 2007 to December 31, 2010. We continue to deal with the economic challenges in our markets, through our loan charge-offs and provision for loan losses as we recognize the results of these current economic conditions and issues related to higher than normal unemployment. During 2008, 2009 and 2010, we recognized a provision for loan loss expense of $14.8 million, $21.8 million and $18.5 million, respectively.
Primarily as a result of these challenges that Camco has faced, Camco and Advantage Bank have had to enter into agreements with our regulators regarding various issues related to our companies. On August 5, 2009, Camco entered into a written agreement with the Federal Reserve Board (“FRB”). The written agreement requires Camco to obtain FRB approval prior to: (i) declaring or paying any dividends; (ii) receiving dividends or any other form of payment representing a reduction in capital from Advantage Bank; (iii) making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities; (iv) incurring, increasing or guaranteeing any debt; or (v) repurchasing any Camco stock. The written agreement also required Camco to develop a capital plan and submit it to the FRB for approval, which it has done.
As described under “Incumbent Directors,” Advantage Bank has entered into the Consent Order with the FDIC and the Ohio Division. The Consent Order requires Advantage Bank to, among other things, (i) increase its Tier 1 Leverage Capital Ratio to 8%; and (ii) seek regulatory approval prior to declaring or paying any cash dividend. Advantage Bank will be considered “adequately capitalized” until the Consent Order is removed by the FDIC and the Ohio Division. “Tier 1” capital includes common stockholders’ equity, noncumulative perpetual preferred stock and minority interest in the equity accounts of consolidated subsidiaries, less all intangibles, other than includable purchased mortgage servicing rights and credit card relationships. For purposes of computing risk-based capital, assets and certain off-balance sheet items are weighted at percentage levels ranging from 0% to 100%, depending on their relative risk.
Advantage Bank did not meet the 8% requirement set forth in the Consent Order at December 31, 2010 as its Tier 1 leverage capital ratio was 5.61%. Advantage Bank was still not in compliance at March 31, 2011, as its Tier 1 leverage capital ratio was 5.82%. This failure to comply could result in additional enforcement action by the FDIC or the Ohio Division. These actions, if taken, could have a severely adverse effect on the business of Advantage Bank and the value of your investment. Without additional capital, Advantage Bank could be forced to further curtail operations and further reduce its assets and deposits, which could diminish the value of Advantage Bank’s franchise and cause it to be unable to respond to business opportunities.
We must increase our capital levels to comply with the terms of the Consent Order and believe it is prudent to raise capital to levels higher than those required by the Consent Order to provide an increased ability to absorb possible future losses, to position Camco to be prepared to take advantage of business opportunities as they may arise, to provide a foundation for growth, and to create conditions necessary to enhance stockholder value in the future.
We believe we need additional authorized shares of common stock to be able to pursue the full range and extent of possible capital-raising opportunities that the Board may determine to be in the best interests of Camco, its stockholders and Advantage Bank. We have initiated a process to identify and evaluate a broad range of strategic alternatives to increase our capital levels. These alternatives include capital-raising transactions involving public or private offerings of common stock. We currently do not know the amount of cash that would be received by us in any future offering of shares of our common stock or securities that are convertible into shares of our common stock. We currently intend to use the proceeds, if any, from any future offering to contribute to the capital of Advantage Bank to increase Advantage Bank’s capital and regulatory capital ratios and for general corporate purposes, including funding organic loan growth and long-term strategic opportunities. Camco currently intends to retain a portion of the net proceeds of any future offering to pay its continuing operating expenses.

In order to complete a capital raise transaction and to provide additional authorized shares of common stock to meet additional future needs, it is necessary to increase the number of shares of common stock that Camco is authorized to issue as set forth in Proposal 2. These additional authorized shares would have the same rights as currently authorized, issued and outstanding shares of common stock. Camco stockholders would have no preemptive rights to acquire the newly authorized shares of common stock, and stockholders would not acquire any preemptive rights by purchasing the newly authorized shares of common stock. The matter to be voted on at this annual meeting is a critical component of Camco’s capital plan.
Camco believes that the completion of a capital raising transaction will constitute substantial progress in addressing the most significant concerns raised by the FRB, Ohio Division and FDIC, although the FRB, Ohio Division and FDIC have offered no assurance that this transaction will be sufficient to address their concerns. The capital raise transaction is a critical component of Camco’s plan and Camco needs stockholder approval to complete it. In addition, Camco believes that if it is unable to complete a capital raise transaction, it will be substantially more likely to face negative regulatory consequences. Regulatory consequences could, among other things, result in Advantage Bank being required to seek a merger partner or undergo a voluntary liquidation. Such actions could have a material negative effect on Camco’s business and financial condition and the value of its common stock.
Due to the benefits that will result from the capital raise transaction and the adverse consequences Camco will face if the transaction is not completed, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL 2.
The Proposal
Camco currently is authorized to issue 14,900,000 shares of common stock. The Board recommends that stockholders approve an amendment (the “Amendment”) to Article Fourth of Camco’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would increase the authorized shares of common stock from 14,900,000 shares to 24,900,000 shares. The number of authorized shares of preferred stock will remain at 100,000 shares. If the Amendment is approved by Camco’s stockholders, the first sentence of Article Fourth of the Certificate of Incorporation as amended will read as follows:
The total number of shares of stock which the corporation shall have the authority to issue is Twenty Five Million (25,000,000), of which Twenty Four Million Nine Hundred Thousand (24,900,000) shares shall be common shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Twenty Four Million Nine Hundred Thousand Dollars ($24,900,000), and One Hundred Thousand (100,000) shares shall be preferred shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000).
Reasons for Request for Stockholder Approval
As of April 8, 2011, there were 7,205,595 shares of common stock outstanding. An additional 611,241 shares were reserved for issuance pursuant to outstanding options and future awards under Camco’s equity compensation plans. Camco needs to increase the number of shares of common stock it is authorized to issue in order to complete a capital raise transaction.
If the proposed amendment is approved, the newly authorized shares of Camco common stock would be unreserved and available for issuance by Camco without further stockholder approval, except where stockholder approval is required under Nasdaq rules. Under Nasdaq Marketplace Rule 5635, prior stockholder approval would generally be required for any non-public offering of shares equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before issuance at a price less than the greater of book or market value. Any “public offering” (within the meaning of Marketplace Rule 5635) would not require stockholder approval. In addition, any offering that would or could result in a “change in control” (within the meaning of Marketplace Rule 5635) of Camco would require stockholder approval.

This proxy statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities. Offers and sales of common stock will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.
Consequences if the Increase in Authorized Shares is Not Approved by the Stockholders
If the stockholders do not approve the increase in the number of shares of common stock authorized for issuance under our Certificate of Incorporation, we will not be able to complete a capital raise transaction that will raise sufficient capital, as required by the Consent Order. In such an event, the FRB, Ohio Division or FDIC may take steps to require Advantage Bank to liquidate or direct it to merge with another financial institution. Further, the FDIC could place Advantage Bank into receivership. In addition, in the short term, we may be required to seek alternative sources of capital and liquidity to satisfy our ongoing operations and we may not be able to obtain such alternative sources of capital and liquidity on commercially reasonable terms, if at all. If we were unable to generate additional capital and liquidity it would have a material adverse impact on our financial condition and would adversely affect the price of our common stock.
If approved, the increase in authorized common stock will provide sufficient authorized shares to allow Camco to complete a capital raise transaction. It would also give Camco the ability to issue shares for other general corporate purposes. As a result of a capital raise transaction, Camco’s existing stockholders will incur substantial dilution to their voting interests and will own a smaller percentage of Camco’s outstanding common stock. The dilutive effect of a capital raise transaction may have an adverse impact on the market price of Camco’s common stock. Additional issuances of common stock would further dilute the interests of existing stockholders.
Except as described in this proxy statement, Camco has no current plans to issue shares in a merger, consolidation, acquisition or similar transaction. Approval of the amendment to Camco’s Certificate of Incorporation would in certain circumstances permit such actions to be taken without the delays and expense associated with obtaining stockholder approval at that time, except to the extent required by applicable state law or Nasdaq listing requirements for the particular transaction. Although the availability of additional shares of stock provides flexibility in carrying out corporate purposes, the increase in the number of shares of authorized stock could make it more difficult for a third party to acquire a majority of Camco’s outstanding voting stock and could also result in the issuance of a significant number of shares to one or more investors in transactions that may not require stockholder approval.
Recommendation
The Board believes that the Amendment is in the best interests of the stockholders of Camco. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND CAMCO’S CERTIFICATE OF INCORPORATION TO INCREASE CAMCO’S AUTHORIZED SHARES OF COMMON STOCK.

AUDIT AND RISK MANAGEMENT COMMITTEE REPORT
The Audit and Risk Management Committee of the Board of Directors of Camco is comprised of four directors, all of whom are considered “independent” under Rule 5605(a)(2) of Nasdaq’s listing rules. The committee is responsible for overseeing Camco’s accounting functions and controls, as well as selecting an accounting firm to audit Camco’s financial statements. The committee has adopted a charter, which provides that the committee has the sole authority to select, compensate, oversee, evaluate and, where appropriate, replace Camco’s independent registered public accounting firm. Additionally, the charter requires the committee to review and approve in advance any audit and non-audit services to be provided by Camco’s independent registered public accounting firm, other than “prohibited non-auditing services.” The committee has the sole authority to make these approvals, although such approval has been delegated to the Chairman of the committee, Mr. Goodyear. Any actions taken by the chairman are subsequently presented to the committee for ratification. The committee approved all services provided by Plante Moran in 2010.
The Audit and Risk Management Committee has developed procedures for the receipt, retention and treatment of complaints received by Camco from stockholders regarding accounting, internal accounting controls, auditing or other matters and a process for receiving and investigating confidential, anonymous submission of concerns regarding questionable accounting, auditing or other matters by employees of Camco. These procedures are available on Camco’s website: www.camcofinancial.com.
The Audit and Risk Management Committee received and reviewed the report of Plante Moran regarding the results of their audit as well as the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit and Risk Management Committee determined that the provision by Plante Moran of the services included in the table below under “All Other Fees” is compatible with maintaining Plante Moran’s independence. The committee reviewed and discussed the audited financial statements with the management of Camco. A representative of Plante Moran also discussed with the committee the independence of Plante Moran from Camco, as well as the matters required to be discussed by Statement of Auditing Standards No. 61, as may be amended from time to time. Discussions between the committee and the representative of Plante Moran included the following:
•	Plante Moran’s responsibilities in accordance with standards of the Public Company Accounting Oversight Board;
•	The initial selection of, and whether there were any changes in, significant accounting policies or their application;
•	Management’s judgments and accounting estimates;
•	Whether there were any significant audit adjustments;
•	Whether there were any disagreements with management;
•	Whether there was any consultation with other accountants;
•	Whether there were any major issues discussed with management prior to Plante Moran’s retention;
•	Whether Plante Moran encountered any difficulties in performing the audit;
•	Plante Moran’s judgments about the quality of Camco’s accounting principles; and
•	Plante Moran’s responsibilities for information prepared by management that is included in documents containing audited financial statements.
Based on its review of the financial statements and its discussions with management and the representative of Plante Moran, the Audit and Risk Management Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit and Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010.
Andrew S. Dix
James D. Douglas
Edward D. Goodyear
J. Timothy Young

PROPOSAL 3 — RATIFICATION OF SELECTION OF AUDITORS
The Audit and Risk Management Committee has selected Plante Moran as the independent registered public accounting firm for Camco for the 2011 fiscal year. The Board is requesting that the stockholders ratify this selection. If the stockholders do not ratify the selection of Plante Moran, the selection of independent auditors may be reconsidered by the Audit Committee. The Audit and Risk Management Committee expects that a representative from Plante Moran will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from stockholders.
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF AUDITORS.
AUDIT FEES
The aggregate fees billed by Plante Moran to Camco for the years ended December 31, 2010 and 2009, are as follows:

	2010	2009

Audit Fees	$213,150	$222,525
Audit Related Fees (1)	25,225	5,775
Tax Fees (2)	30,520	33,875
All Other Fees (3)	10,000	8,500

Total Fees	$278,895	$270,675

(1)
Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as addressing regulatory issues and internal audit questions and ALLL validation.

(2)
Includes fees for tax compliance, tax planning, and tax advice that do not impair the independence of the auditor and that are consistent with the SEC’s rules on auditor independence, such as the preparation of tax returns.

(3)	These fees were incurred for the audit of Camco’s employee benefit plans.

PROPOSALS OF STOCKHOLDERS AND COMMUNICATION WITH THE BOARD
Any proposals of stockholders intended to be included in Camco’s proxy statement for the 2012 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at “PROPOSAL 1 — ELECTION OF DIRECTORS”) should be sent to Camco by certified mail and must be received by Camco not later than December _____, 2011. In addition, if a stockholder intends to present a proposal at the 2012 Annual Meeting without including the proposal in the proxy materials related to the meeting, and if the proposal is not received by March _____, 2012, then the proxies designated by the Board of Directors of Camco for the 2012 Annual Meeting of Stockholders of Camco may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.
Camco’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications directly to the attention of the Corporate Governance and Nominating Committee of Camco Financial Corporation at 814 Wheeling Avenue, Cambridge, Ohio, 43725.
Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors

April _____, 2011	Sharon K. Chorey, Asst. Corporate Secretary

REVOCABLE PROXY
Camco Financial Corporation
ANNUAL MEETING OF STOCKHOLDERS
May 24, 2011
3:00 p.m. Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The shareholder of record hereby appoints James E. Huston with full power of substitution, as Proxy for the shareholder, to attend the Annual Meeting of the Stockholders of Camco Financial Corporation (the “Company”), to be held at the Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 24, 2011, at 3:00 p.m, Eastern Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at his discretion, upon such other matters as may properly come before this meeting.
This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, proxies solicited by the Board of Directors will be voted FOR all Proposals.
1.	The election of three directors.

2.	To amend Camco’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 14,900,000 to 24,900,000.

3.	Ratification of Plante & Moran, PLLC as independent registered public accounting firm for the 2011 fiscal year.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê           FOLD AND DETACH HERE           ê

CAMCO FINANCIAL CORPORATION — ANNUAL MEETING, MAY 24, 2011
YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/3852
You can vote in one of three ways:
1.	Call toll free 1-888-216-1322 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/cafi and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
3852
Rev.1

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CAMCO FINANCIAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CAMCO FINANCIAL
CORPORATION
CAMCO FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Camco Financial Corporation (“Camco”) hereby constitutes and appoints James E. Huston as the proxy of the undersigned with full power of substitution and resubstitution, to vote at the 2011 Annual Meeting of Stockholders of Camco to be held at The Cambridge Country Club, 60755 Southgate Road, Byesville, Ohio 43723, on May 24, 2011, at 3:00 p.m. Eastern Time (the “Annual Meeting”), all of the shares of Camco common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

Please be sure to date and sign this proxy card in the box below.	Date

Sign above		Co-holder (if any) sign above

		With-	For All
	For	hold	Except
1. The election of three directors:	☐	☐	☐

Andrew S. Dix Carson K. Miller Jeffrey T. Tucker

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain
2. To amend Cameo’s Restated Certificate of lncorporation to increase the number of authorized shares of common stock from 14,900,000 to 24,900,000.	☐	☐	☐
	For	Against	Abstain
3. Ratification of Plante & Moran, PLLC as independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before [ILLEGIBLE] Annual Meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 and 3

IMPORTANT: Please sign and date this Proxy below.

     UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE [ILLEGIBLE] INSTRUCTIONS ARE INDICATED, PROXIES SOLIClTED BY THE BOARD [ILLEGIBLE] DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FOR [ILLEGIBLE] ABOVE AND FOR PROPOSALS 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION [ILLEGIBLE] ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR [ILLEGIBLE] CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.

At the present time, the Board of Directors knows of no other business to presented at the Annual Meeting.

     Detach above card, sign, date and mail in postage paid envelope provided.
CAMCO FINANCIAL CORPORATION
All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2011 Annual Meeting of Stockholders of Camco and of the accompanying [ILLEGIBLE] Statement is hereby acknowledged.
Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators. Trustees, Guardians, Attorneys and Agents should give their full titles.
PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION [ILLEGIBLE] THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/3852

38

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Camco Financial Corporation	Annual Meeting of Stockholders May 24, 2011

			With-	For All
		For	hold	Except
1.	The election of three directors:	☐	☐	☐

Nominees:

	(01) Andrew S. Dix	(02) Carson K. Miller
(03) Jeffrey T. Tucker
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above		Co-holder (if any) sign above

	For	Against	Abstain
2. To amend Camco Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 14,900,000 to 24,900,000.	☐	☐	☐

	For	Against	Abstain
3. Ratification of Plante & Moran, PLLC as independent registered public accounting firm for the 2011 fiscal year.	☐	☐	☐

4. In their discretion, upon such other business as may properly come before Annual Meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LIST ABOVE AND FOR PROPOSALS 2 and 3.

Mark here if you plan to attend the meeting			☐

Mark here for address change and note change below			☐

Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

      FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1.  By Mail; or
2.  By Telephone (using a Touch-Tone Phone); or
3.  By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned [ILLEGIBLE] proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., May 24, 2011. It is not necessary to return this proxy if you vote [ILLEGIBLE] telephone or Internet.

Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3 a.m., May 24, 2011:

1-888-216-1322

Vote by Internet
anytime prior to
3 a.m., May 24, 2011 go to
https://www.proxyvotenow.com/cafg

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/3852

Your vote is important!